TENTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of November 30, 2004, by and among SILICON VALLEY BANK, a California chartered bank, doing business in Virginia as “Silicon Valley East” (“Bank”) with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182, (ii) BLACKBOARD INC., a Delaware corporation, having an address at 1899 L Street, N.W., Washington, D.C. 20036 (“Company”), BLACKBOARD ACQUISITION COMPANY, LLC, a Delaware limited liability company having an address at 1899 L Street, N.W., Washington, D.C. 20036 (“Blackboard Acquisition”), BLACKBOARD CAMPUSWIDE, INC., a Delaware corporation, BLACKBOARD ICOLLEGE, INC., a Delaware corporation having an address at 1899 L Street, N..W., Washington, D.C. 20036, BLACKBOARD CAMPUSWIDE OF TEXAS, INC., (formerly known as AT&T Campuswide Access Solutions Of Texas, Inc.), a Texas corporation having an address at 1899 L Street, N.W., Washington, D.C. 20036, and BB ACQUISITION CORP., a Delaware corporation, having an address at 1899 L Street, N.W., Washington, D.C. 20036 (each a “Borrower” and collectively, the “Borrowers”).

RECITALS.

A. The Borrowers and Bank are all parties to that certain Amended and Restated Loan and Security Agreement dated November 30, 2001, but effective as of October 5, 2001, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of January 11, 2002 among Borrowers and Bank, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 4, 2002 among Borrowers and Bank, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2003 among Borrowers and Bank, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated effective as of May 28, 2003 among Borrowers and Bank, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2003 among Borrowers, Bank and certain affiliates of Borrowers that were made “Borrowers” under the Amended and Restated Loan and Security Agreement and subsequently removed as “Borrowers” under the Amended and Restated Loan Documents, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of July 25, 2003 among Borrowers and Bank, that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of April 4, 2004 among Borrowers and Bank, that certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated as of July 1, 2004 among Borrowers and Bank, and that certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated as of August 30, 2004 among Borrowers and Bank (as the same may be amended from time to time, the “Loan Agreement”), pursuant to which Bank has agreed to establish (i) a revolving line of credit in the maximum principal amount of Eight Million Dollars ($8,000,000) to be used by Borrowers for working capital needs and general corporate purposes, (ii), an equipment line of credit in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and (iii) a supplemental equipment line of credit in the maximum principal amount of Four Million Dollars ($4,000,000) to be used by the Borrowers for the purchase of equipment to be used by the Borrowers for the purchase of equipment, all as more fully described in the Loan Agreement.

B. The Borrowers have requested that Bank amend certain provisions of the Loan Agreement and Bank has agreed on the condition, among others, that Borrowers execute and deliver this Agreement.

C. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Bank do hereby agree as follows:

1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

2. Definitions. From and after the date hereof, the following definitions set forth in Section 13.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Supplemental Commitment Termination Date” means April 30, 2005.

“Revolving Maturity Date” means April 30, 2005.

3. The Additional Equipment Line. Section 2.4 (c) of the Loan Agreement is amended and restated in its entirety as follows:

2.4 (c) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrowers, from time to time prior to the Supplemental Commitment Termination Date, equipment advances (each an “Supplemental Equipment Advance” and collectively the “Supplemental Equipment Advances”) in an aggregate amount not to exceed the Committed Supplemental Equipment Line. When repaid, the Supplemental Equipment Advances may not be reborrowed. The proceeds of the Supplemental Equipment Advances will be used solely to reimburse Borrowers for the purchase of Eligible Equipment or the purchase or license of Other Equipment (to the extent permitted in this Agreement), purchased within ninety (90) days of the Supplemental Equipment Advance. Notwithstanding the foregoing, the initial Supplemental Equipment Advance may be used to reimburse Borrowers for the purchase of Eligible Equipment or the purchase or license of Other Equipment (to the extent permitted in this Agreement), purchased at any time after January 1, 2003, provided such Supplemental Equipment Advance is made no later than forty-five (45) days after the Supplemental Closing Date and Borrowers provide Bank with accompanying invoices for the Eligible Equipment or Other Equipment for which reimbursement is being sought. In addition, notwithstanding the foregoing, the initial Supplemental Equipment Advance made after November 30, 2004 may be used to reimburse Borrowers for the purchase of Eligible Equipment or the purchase or license of Other Equipment (to the extent permitted in this Agreement), purchased at any time after February 29, 2004, provided such Supplemental Equipment Advance is made no later than forty-five (45) days after November 30, 2004 and Borrowers provide Bank with accompanying invoices for the Eligible Equipment or Other Equipment for which reimbursement is being sought. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default of which the Company has been given notice if required under this Agreement, or (ii) the Supplemental Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is Twenty Five Thousand Dollars ($25,000) and the maximum number of Equipment Advances that will be made is eight (8).

4. Facility Fee. Borrowers shall pay to Bank on the date hereof a loan fee on the Committed Revolving Line in the amount of Eight Thousand Three Hundred Thirty-Three Dollars ($8,333) (the “Committed Revolving Line Fee”). The Committed Revolving Line Fee is considered earned when paid and is not refundable.

5. Conditions Precedent. This Agreement shall become effective on the date the Bank receives the following documents, each of which shall be satisfactory in form and substance to the Bank:

(a) proof that Borrowers have paid all fees, costs and expenses to Bank in connection with this Agreement, including but not limited to all the Bank’s reasonable attorneys fees and expenses; and

(b) such other information, instruments, opinions, documents, certificates and reports as the Bank may deem necessary.

6. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

7. Loan Documents; Governing Law; Etc. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

8. Acknowledgments. The Borrowers hereby confirm to the Bank the enforceability and validity of each of the Loan Documents. In addition, the Borrowers hereby agree that the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrowers under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. Each Person included in the term “Borrower” hereby issues, remakes, ratifies and confirms the representations, warranties and covenants contained in the Loan Documents on and as of the date hereof, both before and after giving effect to this Agreement except as may be modified by the provisions of this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement. Nothing in this Agreement shall be deemed to waive any defaults existing under any of the Loan Documents as of the date hereof.

9. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

10. Consistent Changes. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WITNESS:	SILICON VALLEY BANK

/s/ David Steigerwald	By:/s/ Tony Wolfe	(SEAL)

David Steigerwald	Name: Tony Wolfe Title: Relationship Manager

WITNESS/ATTEST:	BLACKBOARD INC.

/s/ Justin Tan	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen Chief Executive Officer

WITNESS/ATTEST:	BLACKBOARD ACQUISITION COMPANY, LLC By:Blackboard Inc., its Member

/s/ Justin Tan	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen President

WITNESS/ATTEST:	BLACKBOARD CAMPUSWIDE, INC.

/s/ Justin Tan	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen President

WITNESS/ATTEST:	BLACKBOARD ICOLLEGE, INC.

/s/ Justin Tan	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen President

WITNESS/ATTEST:	BLACKBOARD CAMPUSWIDE OF TEXAS, INC.

/s/ Justin Tan	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen President

WITNESS/ATTEST:	BB ACQUISITION CORP.

/s/ Justin Tan	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen Chief Executive Officer